UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

(Amendment No.      )

Check the appropriate box:

[ ]	Preliminary information statement.

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

[X]	Definitive information statement.

EMPOWER FUNDS, INC.

(Name of Registrant as Specified in its Charter)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
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	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Regarding the Empower Bond Index Fund

This notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Empower Bond Index Fund (the “Fund”). We encourage you to access and review all the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Empower Capital Management, LLC (“ECM”) is the investment adviser to Empower Funds, Inc. (“Empower Funds”), including the Fund. ECM provides investment advisory, fund operations and accounting services to the Fund. In addition, ECM, at its own expense, may select and contract with sub-advisers to manage investments of the Fund.

Empower Funds and ECM operate under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission. The order generally permits ECM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. The Board of Directors of Empower Funds (the “Board”) must approve such sub-advisory agreements and Empower Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

Effective February 26, 2024, Franklin Advisers, Inc. (“Franklin Advisers”) and Franklin Advisory Services, LLC (“FAS LLC”) (collectively, “Franklin”) were appointed to serve as the sub-advisers of the Fund. At a meeting held on October 5-6, 2023, the Board, including the directors who are not “interested persons” of Empower Funds or ECM, as defined in the Investment Company Act of 1940, as amended, unanimously approved the investment sub-advisory agreement (the “Franklin Sub-Advisory Agreement”) between Empower Funds, ECM and Franklin.

The appointment of Franklin does not change the Fund’s fees and expenses because ECM pays Franklin’s fees from the management fees the Fund already pays ECM. Additional information about ECM, Franklin, the Franklin Sub-Advisory Agreement and the Board’s approval of the Franklin Sub-Advisory Agreement is contained in the Information Statement.

We will mail this Important Notice of Internet Availability of Information Statement on or about March 22, 2024. The Information Statement will be available online at www.empower.com/investments/empower-funds/fund-documents until June 20, 2024. You may also obtain a paper or email copy of the Information Statement, without charge, by calling (866) 831-7129. If you have any questions about this Notice of Internet Availability of Information Statement, please contact your financial adviser (if applicable) or contact the Fund at the phone number provided above.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THE INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

EMPOWER FUNDS, INC.

Empower Bond Index Fund

Executive Offices & Mailing Address:	8515 East Orchard Road Greenwood Village, Colorado 80111

INFORMATION STATEMENT

The purpose of this Information Statement is to notify shareholders of the Empower Bond Index Fund (the “Fund”), a series of Empower Funds, Inc. (“Empower Funds”), that effective February 26, 2024, Franklin Advisers, Inc. (“Franklin Advisers”) and Franklin Advisory Services, LLC (“FAS LLC”) (collectively, “Franklin”) were appointed to serve as the sub-advisers of the Fund.

Empower Capital Management, LLC (“ECM”), a Colorado limited liability company located at 8515 East Orchard Road, Greenwood Village, Colorado 80111, is the investment adviser to Empower Funds, including the Fund. ECM provides investment advisory, fund operations and accounting services to the Fund. In addition, ECM, at its own expense, may select and contract with sub-advisers to manage investments of the Fund.

Empower Funds and ECM operate under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission (“SEC”). The order generally permits ECM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. The Board of Directors of Empower Funds (the “Board”) must approve such sub-advisory agreements and Empower Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

At a meeting held on October 5-6, 2023, the Board, including the directors who are not “interested persons” of Empower Funds or ECM (“Independent Directors”), as defined in the Investment Company Act of 1940, as amended (“1940 Act”), unanimously approved the investment sub-advisory agreement (the “Franklin Sub-Advisory Agreement”) between Empower Funds, ECM and Franklin.

The appointment of Franklin does not change the Fund’s fees and expenses because ECM pays Franklin’s fees from the management fees the Fund already pays ECM. Additional information about ECM, Franklin, the Franklin Sub-Advisory Agreement and the Board’s approval of the Franklin Sub-Advisory Agreement is contained in this Information Statement.

Instead of delivering a paper copy of this Information Statement, Empower Funds has made it available online at www.empower.com/investments/empower-funds/fund-documents until June 20, 2024. A paper or email copy of this Information Statement may be obtained, without charge, by calling (866) 831-7129. If you have any questions about this Information Statement, please contact your financial adviser (if applicable) or contact the Fund at the phone number provided above.

Please read this Information Statement carefully because it contains important information.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

Prior to the appointment of Franklin as sub-advisers of the Fund, ECM was responsible for managing the Fund’s investment portfolio, including the investment and reinvestment of the Fund’s assets and making decisions to buy, sell or hold any particular security. ECM will remain the investment adviser but will no longer manage the Fund’s investment portfolio. In determining to recommend this change, ECM reviewed current performance of the Fund and considered various criteria in connection with the hiring of Franklin including: (1) the nature, extent and quality of services to be provided; (2) profitability and other benefits to Franklin; (3) economies of scale; and (4) other information such as Franklin’s compliance manual, code of ethics, Form ADV and the investment team’s biographies. Upon completion of the review process, ECM recommended to the Board approval of Franklin as sub-advisers of the Fund.

THE ECM INVESTMENT ADVISORY AGREEMENT

ECM is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). ECM is a wholly-owned subsidiary of Empower Services Holdings US, LLC. Empower Services Holdings US, LLC is a wholly-owned subsidiary of Empower Annuity Insurance Company of America (“Empower of America”), which is a wholly-owned subsidiary of Empower Holdings, LLC, a Delaware holding company. Empower Holdings, LLC is an indirectly owned subsidiary of Great-West Lifeco Inc., which is a Canadian financial services holding company with operations in Canada, the U.S. and Europe, and is a member of the Power Financial Corporation group of companies. Power Financial Corporation is a wholly-owned subsidiary of Power Corporation of Canada, a Canadian holding and management company. The Desmarais Family Residuary Trust, a trust established pursuant to the Last Will and Testament of the Honourable Paul G. Desmarais, directly and indirectly controls a majority of the voting shares of Power Corporation of Canada.

Pursuant to an Amended and Restated Investment Advisory Agreement, as amended (the “ECM Investment Advisory Agreement”) between Empower Funds and ECM, ECM acts as investment adviser and, subject to the supervision of the Board, directs the investments of the Fund in accordance with its investment objectives, policies and limitations.

ECM has also contracted to perform, or supervise the performance of, Empower Funds’ fund operations and accounting services in connection with the management of Empower Funds, including the Fund, and all financial reporting for Empower Funds. These services include: coordinating all matters relating to the functions of the custodian, transfer agent, accountants, attorneys, and other parties performing services or operational functions for Empower Funds; providing such administrative and clerical functions as are necessary to provide effective administration of Empower Funds, including services in connection with production and filing of certain reports and maintenance of certain books and records of Empower Funds; and providing Empower Funds with adequate office space and related services necessary for its operations.

The ECM Investment Advisory Agreement became effective on May 1, 2017, was most recently renewed by the Board (including a majority of the Independent Directors) on April 20, 2023, in connection with the Board’s annual review and continuance of the agreement, and was amended with respect to the Fund effective October 10, 2023. As approved, the ECM Investment Advisory Agreement will remain in effect with respect to the Fund until April 30, 2024, and will thereafter continue in effect from year to year if approved annually by the Board, including the vote of a majority of the Independent Directors or by vote of a majority of the outstanding shares of the Fund. Any material amendment to the ECM Investment Advisory Agreement will only become effective with respect to the Fund upon (1) approval by the Board, or by the vote of a majority of the outstanding voting securities of the Fund; and (2) a majority of those directors who are not parties to the ECM Investment Advisory Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval. The ECM Investment Advisory Agreement is not assignable and may be terminated without penalty with respect to the Fund either by the Board or by vote of a majority of the outstanding voting securities of the Fund or by ECM, each on 60 days’ notice to the other party.

Effective October 10, 2023, for services provided under the ECM Investment Advisory Agreement, the Fund pays ECM a management fee of 0.13% of the average daily net assets on assets up to $3 billion and 0.09% of the average daily net assets on assets over $3 billion. Prior to that date, the Fund paid ECM a management fee of 0.13% of the

Fund’s average daily net assets. During the fiscal year ended December 31, 2023, the Fund paid ECM $4,289,634 for its services to the Fund.

THE FRANKLIN SUB-ADVISORY AGREEMENT

The Franklin Sub-Advisory Agreement between ECM, Empower Funds on behalf of the Fund, and Franklin, became effective on February 26, 2024. The Franklin Sub-Advisory Agreement was unanimously approved by the Board (including the Independent Directors) at a meeting held on October 5-6, 2023. As approved, the Franklin Sub-Advisory Agreement will remain in effect through February 26, 2026, and will thereafter continue in effect from year to year if approved annually by the Board, including the vote of a majority of the Independent Directors of Empower Funds, ECM and Franklin.

The Franklin Sub-Advisory Agreement provides that Franklin is responsible for the investment and reinvestment of the assets of the Fund, and for making decisions to buy, sell or hold any particular security with respect to the Fund. Franklin bears all expenses in connection with the performance of its services, including compensating and furnishing office space for its officers and employees connected with investment and economic research, trading, and investment management of the Fund.

For services provided under the Franklin Sub-Advisory Agreement, ECM pays Franklin a fee computed daily and paid monthly at the annual rate of 0.015% of the Fund’s average daily net assets. If the Franklin Sub-Advisory Agreement had been in place during the fiscal year ended December 31, 2023, ECM estimates that it would have paid Franklin $499,622 for its sub-advisory services to the Fund.

The Franklin Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, by ECM, by vote of the Board, by vote of a majority of the outstanding voting securities of the Fund, or by Franklin, in each case on 60 days’ written notice. As required by the 1940 Act, the Franklin Sub-Advisory Agreement will automatically terminate, without payment of penalty, in the event of its assignment, as defined in the 1940 Act. It will also terminate in the event the ECM Investment Advisory Agreement is terminated for any reason.

INFORMATION ABOUT FRANKLIN ADVISERS

Franklin Advisers, a California corporation with its principal business address at One Franklin Parkway, San Mateo, CA 94403, is registered as an investment adviser pursuant to the Advisers Act. Franklin Advisers is a wholly-owned subsidiary of Franklin Resources, Inc. (“Franklin Resources”), which is a publicly traded, global investment management organization. As of December 31, 2023, Franklin Advisers had approximately $332 billion in assets under management.

Except as otherwise specified herein, all information about Franklin Advisers in this Information Statement has been provided by Franklin Advisers.

Board of Directors and Management Team of Franklin Advisers

The table below lists the individuals who serve as directors and principal executive officers of Franklin Advisers and their principal occupations. The address for all Franklin Advisers personnel is One Franklin Parkway, San Mateo, CA 94403.

Name	Title
Edward Perks	President & Director
Sonal Desai	Executive Vice President & Director
Stephen Dover	Executive Vice President & Director
Rupert Johnson	Director
Jonathan Curtis	Executive Vice President & Chief Investment Officer
Michael McCarthy	Executive Vice President & Portfolio Manager
Lindsey Oshita	Chief Financial Officer
Thomas Merchant	Chief Legal Officer

Name	Title
Bjorn Davis	Chief Compliance Officer
Roger Bayston	Executive Vice President
Michael Foley	Executive Vice President
Michael Hasenstab	Executive Vice President
Adam Petryk	Executive Vice President
Wytlie Tollette	Executive Vice President
Leeor Avigdor	Treasurer

There are no arrangements or understandings made in connection with the Franklin Sub-Advisory Agreement between Empower Funds, ECM and Franklin Advisers with respect to the composition of the managers of ECM or the Board, or with respect to the selection or appointment of any person to any office with any such entity.

Other Funds with Similar Investment Objectives Managed by Franklin Advisers

Franklin Advisers does not act as an adviser or sub-adviser to any other registered investment company having a similar investment objective to that of the Fund.

INFORMATION ABOUT FAS LLC

FAS LLC, a Delaware limited liability company with its principal business address at One Franklin Parkway, San Mateo, CA 94403, is registered as an investment adviser pursuant to the Advisers Act. FAS LLC’s sole member is Franklin Advisers, a wholly-owned subsidiary of Franklin Resources, which is a publicly traded, global investment management organization. As of December 31, 2023, FAS LLC had approximately $3.7 billion in assets under management.

Except as otherwise specified herein, all information about FAS LLC in this Information Statement has been provided by FAS LLC.

Board of Directors and Management Team of FAS LLC

The table below lists the individuals who serve as directors and principal executive officers of FAS LLC and their principal occupations. The address for all FAS LLC personnel is One Franklin Parkway, San Mateo, CA 94403.

Name	Title
Patrick O’Connor	President & Chief Investment Officer
Fred Jensen	Chief Compliance Officer
Thomas Merchant	Chief Legal Officer
Leeor Avigdor	Treasurer

There are no arrangements or understandings made in connection with the Franklin Sub-Advisory Agreement between Empower Funds, ECM and FAS LLC with respect to the composition of the managers of ECM or the Board, or with respect to the selection or appointment of any person to any office with any such entity.

Other Funds with Similar Investment Objectives Managed by FAS LLC

FAS LLC does not act as an adviser or sub-adviser to any other registered investment company having a similar investment objective to that of the Fund.

BOARD REVIEW AND APPROVAL OF THE FRANKLIN SUB-ADVISORY AGREEMENT

The Board, including the Independent Directors, at a meeting held on October 5-6, 2023, unanimously approved the Franklin Sub-Advisory Agreement between Empower Funds, ECM and Franklin with respect to the Fund.

Pursuant to the Franklin Sub-Advisory Agreement, Franklin, subject to general supervision and oversight by ECM and the Board, will be responsible for the day-to-day management of the investment and reinvestment of the assets of the Fund’s portfolio, which includes making decisions to buy, sell or hold any particular security.

In approving the Franklin Sub-Advisory Agreement, the Board considered such information as the Board deemed reasonably necessary to evaluate the terms of the Franklin Sub-Advisory Agreement. In its deliberations, the Board did not identify any single factor as being determinative. Rather, the Board’s approval was based on each Director’s business judgment after comprehensive consideration of the information as a whole. Individual Directors may have weighed certain factors differently and assigned varying degrees of materiality to information considered by the Board. The Independent Directors were assisted in their deliberations by independent legal counsel.

The Board considered that ECM’s indirect parent corporation, Great-West Lifeco Inc. (“Lifeco”), entered into an agreement with Franklin Resources, the ultimate parent corporation of Franklin, which includes, among other things, potential future cash payments to Lifeco from Franklin Resources based on the amount of Lifeco-affiliated assets (“qualifying assets”) to be managed by Franklin Resources’ affiliated investment adviser entities including Franklin (the “Transaction”). The Board further considered that the Fund’s assets to be managed by Franklin will be considered qualifying assets for such calculation. The Board also considered that, as a result of the Transaction, ECM has the opportunity to secure high quality sub-advisory services from a well-recognized firm such as Franklin at below market rates, and this allows ECM the opportunity to convert Empower Funds’ non-cash core funds to an all sub-advised model. The Board noted ECM’s belief that a sub-advised model is in the best interests of the Fund and its shareholders because ECM can replace Franklin based on performance or other concerns. The Board also noted that, in conjunction with the proposal to engage Franklin, ECM agreed to implement a breakpoint in its advisory fee which takes effect on Fund assets in excess of $3 billion.

Based upon its review of the Franklin Sub-Advisory Agreement and the information provided to it, the Board concluded that the Franklin Sub-Advisory Agreement was reasonable in light of the services to be performed, fees to be charged and such other matters as the Directors considered relevant in the exercise of their business judgment. The principal factors and conclusions that formed the basis for the Directors’ determinations to approve the Franklin Sub-Advisory Agreement are discussed below.

Nature, Extent and Quality of Services

The Board considered the nature, extent and quality of services to be provided to the Fund by Franklin. Among other things, the Board considered Franklin’s personnel, experience, resources and track record in managing passive strategies similar to that which will be used for the Fund’s portfolio, its ability to provide or obtain such services as may be necessary in managing, acquiring and disposing of investments on behalf of the Fund, and its ability to provide research and obtain and evaluate the economic, statistical and financial data relevant to the investment policies of the Fund. The Board also reviewed the qualifications, education, experience and tenure of the portfolio managers to be responsible for the day-to-day management of the Fund. In addition, the Board considered Franklin’s reputation for management of its investment strategies, its investment decision making process, its disaster recovery procedures, including cybersecurity risk mitigation, its overall financial condition and ability to carry out its obligations to the Fund, its technical resources, operational capabilities and safeguards, and compliance policies and procedures, as well as Franklin’s practices regarding the selection and compensation of brokers and dealers for the execution of portfolio transactions and the procedures it uses for obtaining best execution of portfolio transactions. As part of its assessment of the nature, extent and quality of services, the Board evaluated information regarding Franklin’s regulatory and compliance environment and compliance policies and procedures. The Board noted the Chief Compliance Officer’s assessment that Franklin’s compliance program appears to be reasonably designed to comply with the requirements of Rule 38a-1 under the 1940 Act.

The Board noted that Franklin has not previously managed a passive investment strategy based on the benchmark index that the Fund seeks to track. However, the Board considered Franklin’s extensive experience managing passive investment strategies, as well as the fact that Franklin manages an active exchange-traded fund that compares itself to the Fund’s benchmark index. The Board also considered information provided by ECM concluding that it was satisfied with the nature, extent and quality of services to be provided by Franklin, as well as the Board’s experience with another Franklin entity that provides sub-advisory services to other funds that are series of Empower Funds. The Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Fund by Franklin.

Costs and Profitability

The Board considered the costs of services to be provided by Franklin. With respect to the costs of services, the Board considered the structure and level of the sub-advisory fees payable by ECM to Franklin. In evaluating the sub-advisory fees payable to Franklin, the Board noted that Franklin does not manage other accounts in the same investment style as the Fund and noted that, based on the information provided by Franklin, the fee proposed to be charged to ECM for the Fund was lower than the fee schedule for the active exchange-traded fund managed by Franklin that compares itself to the Fund’s benchmark index.

The Board also considered the overall financial soundness of Franklin. The Board reviewed the statement of financial condition of Franklin. The Board noted that Franklin did not provide an estimate of profits to be realized related to the Fund since it had not yet provided services to the Fund.

Economies of Scale

In evaluating economies of scale, the Board considered, among other things, the level of sub-advisory fees payable by ECM and whether those fees include breakpoints and the current level of Fund assets. Based on the information provided, the Board concluded that the sub-advisory fee schedule reflects an appropriate recognition of economies of scale.

Other Factors

The Board considered ancillary benefits to be derived by Franklin from its relationship with the Fund as part of the total mix of information evaluated by the Board. The Board noted that Franklin may receive ancillary benefits from soft-dollar arrangements by which brokers provide research to Franklin in return for allocating Fund brokerage to such brokers. The Board also noted Franklin’s statement that the Fund’s assets and performance may form part of the overall performance record of Franklin’s composites it uses and, as a result, prospective advisory clients may consider the Fund’s assets and performance in selecting Franklin to manage a portion of their assets, as well as potential reputational benefits that may inure to Franklin. The Board concluded that the proposed sub-advisory fee was reasonable, taking into account any ancillary benefits to be derived by Franklin.

Conclusion

Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the Franklin Agreement were reasonable and that approval of the Agreement was in the best interests of the Fund.

OTHER INFORMATION

Record of Beneficial Ownership

As of March 1, 2024, the directors and officers of the Fund, as a group, beneficially owned less than 1% of the outstanding shares of the Fund. Shareholders with an ownership interest of 5% or greater in the Fund as of March 1, 2024, were:

Empower Bond Index Fund – Institutional Class Shares
Record Owner	Address	Percentage
Empower SecureFoundation® Balanced Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	14.12%
Empower SecureFoundation® Balanced Fund Class L	8515 E. Orchard Road, Greenwood Village, CO 80111	9.57%
Empower SecureFoundation® Balanced Fund Institutional Class	8515 E. Orchard Road, Greenwood Village, CO 80111	9.16%
Empower Lifetime 2025 Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	8.05%
Empower Lifetime 2035 Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	6.27%
Empower Lifetime 2025 Fund Service Class	8515 E. Orchard Road, Greenwood Village, CO 80111	6.10%

Empower Bond Index Fund – Institutional Class Shares
Record Owner	Address	Percentage
Empower Lifetime 2035 Fund Service Class	8515 E. Orchard Road, Greenwood Village, CO 80111	5.84%
Empower Lifetime 2030 Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	5.56%

Empower Bond Index Fund – Investor Class Shares
Record Owner	Address	Percentage
Empower Retirement IRA	P.O. Box 173764, Denver, CO 80217-3764	92.71%

Broker Commissions

During the fiscal year ended December 31, 2023, no commissions were paid by Empower Funds or the Fund to brokers affiliated with Franklin.

Principal Underwriter, Administrator & Custodian

Empower Financial Services, Inc. (“EFSI”), a wholly-owned subsidiary of Empower of America, is the principal underwriter for Empower Funds. Empower of America provides recordkeeping and administrative services for Empower Funds. EFSI and Empower of America are located at 8515 E. Orchard Road, Greenwood Village, Colorado 80111. The Bank of New York Mellon serves as the Fund’s custodian.

Annual and Semi-Annual Reports

Upon request, Empower Funds will furnish, without charge, a copy of the most recent Annual and Semi-Annual Reports to shareholders of the Fund. Requests should be directed in writing to 8515 East Orchard Road, 2T3, Greenwood Village, Colorado 80111. The Annual and Semi-Annual Reports of the Fund may also be requested by calling (866) 831-7129 and may be found on Empower Funds’ website at www.empower.com/investments/empower-funds/fund-documents.